UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2019

Jerrick Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-51872	87-0645394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2050 Center Avenue, Suite 640

Fort Lee, NJ 07024

(Address of principal executive offices)

(201) 258-3770

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President

On January 31, 2019, Mr. Rick Schwartz informed the Board of Directors (the “Board”) of Jerrick Media Holdings, Inc. (the “Company”), that he was resigning as the Company’s President, effective immediately. Mr. Schwartz’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Schwartz will continue on as an employee of the Company in the capacity of senior advisor.

Appointment of President

On January 31, 2019, the Board appointed Mr. Justin Maury as the Company’s new President. Mr. Maury has been with the Company since 2013 as an employee of the Company and currently leads the Company’s product development.

Justin Maury, age 30, is a full stack design director with an expertise in product development. With over ten years of design and product management experience in the creative industry, Maury’s passion for the creative arts and technology ultimately resulted in the vision for Vocal. Since joining Jerrick in 2013, Maury has overseen the development and launch of the company’s flagship product, Vocal, an innovative platform that provides storytelling tools and engaged communities for creators and brands to get discovered while funding their creativity. Under Maury’s supervision, Vocal has achieved growth to over 380,000 creators across 34 genre-specific communities in its first two years since launch.

Mr. Maury earns an annual salary of $125,000 per year and as a full time employee of the Company, is eligible to partake in the Company’s benefits programs.

There is no arrangement or understanding between Mr. Maury and any other persons pursuant to which Mr. Maury was selected as an officer. There are no family relationships between Mr. Maury and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Maury had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

While the Company has not entered into a formal employment agreement with Mr. Maury, the Company intends to do so in the near future.

On February 1, 2019, the Company issued a press release announcing the appointment of Mr. Maury as President. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1*	Press Release, dated February 1, 2019

* filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JERRICK MEDIA HOLDINGS, INC.

Dated: February 1, 2019	By:	/s/ Jeremy Frommer
Jeremy Frommer Chief Executive Officer

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